Registration No. 333-74576

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VERIZON NEW YORK INC.

(Exact name of registrant as specified in its charter)

NEW YORK	13-5275510
(State of Incorporation)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas, Room 3861, New York, New York 10036

(212) 395-2121

(Address and telephone number of principal executive offices)

David S. Kauffman, Esq. Verizon New York Inc. 1095 Avenue of the Americas New York, New York 10036 (212) 395-2121	Neil D. Olson Verizon New York Inc. 1095 Avenue of the Americas New York, New York 10036 (212) 395-2121
(Names, addresses and telephone numbers of agents for service)

EXPLANATORY STATEMENT

On December 5, 2001, Verizon New York Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-74576) (the “Registration Statement”), relating to the registration of an aggregate of $2,000,000,000 of the Company’s debentures (the “Debentures”). An aggregate of $900,000,000 of Debentures remains unsold. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all Debentures registered under the Registration Statement and remaining unsold by the Company as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in The City of New York, State of New York, on the 3rd day of May, 2004.

VERIZON NEW YORK INC. (Registrant)

By:	/s/ David S. Kauffman

David S. Kauffman Agent for Service